EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT, dated April 20, 2006 (the "Agreement"), by and among Manchester Inc., a Nevada corporation (the "Company"), and Lawrence A. Taylor (the "Executive").

            WHEREAS, the Company desires to initially engage Mr. Taylor as a consultant to assist the Company with the development of its Buy Here / Pay Here car business;

            WHEREAS, upon the effectiveness of the Company obtaining adequate directors and officers' insurance (the "D&O Effective Date"), Mr. Taylor has agreed to commence service as Chief Financial Officer of the Company;

            NOW THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and Mr. Taylor agree as follows:

            1. Employment; Duties. The Company shall engage the Executive to serve as a consultant to the Company and as of the D&O Effective Date, the Company shall employ Mr. Taylor as Chief Financial Officer of the Company. The Executive shall serve the Company in such respective capacity for the "Engagement Period" as defined in Section 2. The Executive agrees that during the term of his employment hereunder, he shall devote 100% of his professional working time, attention, knowledge and experience and give his best effort, skill and abilities to promote the business and interests of the Company. The precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, from time to time, as directed by the Chief Executive Officer (CEO) and subject to the policy mandates of the Board of Directors of the Company or a committee of the Board to which the Board has delegated such authority (collectively, the "Board"). In connection with this responsibility, the Executive will submit written reports to the CEO and the Board as reasonably requested. The Executive agrees to faithfully and diligently perform such duties as may from time to time be assigned to the Executive by the Board.

            2. Employment Period. This Agreement shall have an initial term of two (2) years to be effective as of the date hereof and ending on April 30, 2008 (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 7 or Section 8. On the expiration of such Initial Period, this Agreement shall automatically renew and continue to remain in effect for successive one year periods, until terminated in accordance with the provisions of Section 7 or Section 8, unless either party provides the other party with written notice of non-renewal not later than 10 days prior to the expiration of the Initial Period or the anniversary of such date in any subsequent renewal period. Each effective period of this Agreement is referred to herein as the "Employment Period."

            3. Compensation and Benefits.

            (a) Base Compensation. The Executive shall be paid a monthly base salary of $190,000 per annum, payable in monthly increments less applicable statutory and regulatory deductions (the "Base Salary"). The Base Salary shall be payable each month in accordance with the Company's regular payroll practices, as the same may be modified from time to time.

            (b) Expense Reimbursement. The Executive shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with travel related to the Company's business and affairs upon receipt of itemized vouchers approved in accordance with Company policy as in effect from time to time.

            (c) Benefits. The Executive shall be immediately eligible for participation in Company benefits that may be available to employees as in effect, including monthly reimbursement for the Executive's monthly medical and dental insurance premiums, up to $350 per month.

            (d)  Bonus.  The  Executive  shall  receive  an  annual  bonus to be
determined  at  the  sole   discretion  of  the  Board  of  Directors  upon  the
recommendation of the Chief Executive Officer.

            (e) Equity Compensation. The Executive shall receive warrants and or stock options for the purchase of shares of Company common stock in accordance with the terms and conditions of the Company's warrants and stock option plan for the Executive as defined in Exhibit A.

            (f) Vacation. The Executive shall be entitled to three (3) weeks paid vacation per calendar year, pro-rated with respect to the portion of the year in which employment commenced with the Company, in each case in accordance with Company general policies regarding vacations. A maximum of one week of any accrued but untaken vacation may be carried over and used up to nine months after the year in which accrued, but not thereafter. No compensation shall be paid for accrued but untaken vacation.

            (g) Director & Officers (D&O) Insurance Coverage. The Executive shall be entitled to be a named insured under the Company's D&O Insurance coverage. The Executive's D&O Insurance coverage will be non-rescindable and will require that the insurance carrier reimburse the Executive for any defense costs incurred by the Executive within 30 days following notification by the Executive to the insurance carrier of such incurred defense costs. The D&O Insurance policy will not contain a co-insurance provision. The D&O Insurance policy will not contain any exclusions denying coverage to the Executive unless there was "in fact" wrongful conduct on the part of the Executive. The D&O Insurance policy will contain severability language stating that conduct of any officer or director of the Company will not be imputed to any other officer or director. The D&O insurance policy will not contain any language that would bar coverage for any claim "brought by an Insured Organization". The Company will retain outside legal counsel to review that the D&O insurance policy is in compliance with the above provisions. The Company will obtain for the Executive the above D&O Insurance coverage within 30 days following the signing of this Agreement and the Company will completely indemnify the Executive for any and all defense costs until the D&O coverage for the Executive is in place.


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

            4. Trade Secrets. The Executive recognizes that it is in the Company's legitimate business interest to restrict his disclosure or use of trade secrets and confidential information relating to the Company or its affiliates for any purpose other than in connection with his performance of his duties to the Company.

            5. Return of Documents and Property. Upon the expiration or termination of the Executive's employment with the Company, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the Company's business and affairs, and (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company, which in either case are in the possession or under the control of the Executive (or his heirs or personal representatives).

            6. Discoveries and Works. All Discoveries and Works made or conceived by the Executive during his employment by the Company, solely, jointly or with others, that relate to the Company's present or anticipated activities, or are used or useable by the Company shall be owned by the Company. The term "Discoveries and Works" includes, by way of example but without limitation,
Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested,
(b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights. Any Discoveries and Works which, within one year after the expiration or termination of the Executive's employment with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between the Executive and, the Company, be presumed to have been made during the Executive's employment by the Company. The Executive acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.


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

            7. Termination.

            (a) Manner of Termination. The Company and the Executive may terminate this Agreement, with or without cause, only in accordance with the provisions of this Section 7.

            (b) Termination Without Cause. During the Employment Period, if the Company terminates this Agreement other than for cause, the Executive shall receive a lump sum payment equivalent to one-half of his twelve (12) months salary, plus reimbursement of any and all expenses incurred by Executive as of the date of notice of such date, plus payment of any and all bonus payments payable as of such date, and, subject to the terms and conditions of the option agreement summarized in Exhibit A, all of such equity instruments that would by their own terms vest and become exercisable as of the date of notice of termination other than for cause, shall remain so vested and exercisable and non-forfeitable by the Executive (but in no event beyond the expiration of the stated term of such instrument), and all of such payments and vesting of such equity instruments shall completely and fully discharge any and all obligations and liabilities of the Company to the Executive with respect to this Agreement.

            (c) Termination for Cause. The Company may terminate this Agreement for cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Executive. For purposes of this Agreement, "cause" shall mean, with respect to the Executive, (i) any act of fraud or dishonesty, willful misconduct or negligence in connection with the Executive's duties, (ii) a breach by the Executive of any provision hereof or of any contractual or legal fiduciary duty to the Company (including, but not limited to, the unauthorized disclosure of Trade Secrets or other Confidential Information, non-compliance with the policies, guidelines and procedures of the Company or engaging during his employment in any other employment or business without the express written approval of the Company's Board of Directors), (iii) the arrest of the Executive for the commission of a felony, whether or not such alleged felony was committed in connection with the Company's business or (iv) the commencement of any bankruptcy proceedings (whether voluntary or involuntary), the appointment of a trustee or receiver for the Executive or the general assignment of the Executive's assets to his creditors.

            (d) Termination by Executive. The Executive may terminate this Agreement with or without cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Company. For purposes of this Agreement, with respect to the Company, "cause" shall mean the failure to pay any amounts due Executive hereunder (and not disputed in good faith by the Company) within two months after their due date.

            (e) Effect of Termination. Except as otherwise provided herein, in the event this Agreement is terminated, the Executive's rights and the Company's obligations hereunder shall cease as of the effective date of the termination, including, without limitation, the right to receive Base Salary, bonus and all other compensation, expense allowance or benefits provided for in this Agreement, and the Executive shall not be entitled to any further compensation, expense allowance, benefits, or severance compensation of any kind, and shall have no further right or claim to any compensation, benefits or severance compensation under this Agreement or otherwise against the Company or its subsidiaries and affiliates, from and after the date of such termination. For purposes of clarity, in the event of a termination of this Agreement the Executive shall not be entitled to any bonus other than any bonus payable through the date of notice of such termination.


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

            (f) Change in Control Termination. Notwithstanding any other provision in this Agreement, in the event the Executive's employment with the Company is terminated by the Company following a Change in Control, the Executive shall receive within ten (10) calendar days of notice of such termination, in lieu of the payment specified in Section 7(b) above, a lump sum payment equivalent to twelve (12) months salary, plus reimbursement of any and all expenses incurred by Executive as of such date, plus payment in full of any and all prospective annual bonus payments with respect to the next succeeding twelve (12) month Employment Period, and, subject to the terms and conditions of the option agreement attached hereto as Exhibit A, all of such equity instruments granted therein shall fully and irrevocably vest and become exercisable and/or non-forfeitable by the Executive until the first anniversary of the termination of the Executive's employment (but in no event beyond the expiration of the stated term of such instrument), and all of such payments and vesting of equity instruments shall completely and fully discharge any and all obligations and liabilities of the Company to the Executive with respect to this Agreement.

            (g) Survival. Any termination under this Section 7 is subject to the provisions of Sections 18 and 20 hereof.

            (h) Relinquishment of Authority. Notwithstanding anything to the contrary set forth herein, upon written notice to the Executive, the Company may immediately relieve the Executive of all his duties and responsibilities hereunder and may relieve the Executive of authority to act on behalf of, or legally bind, the Company.

            (i) Change in Control. For purposes of this Agreement "Change in Control" means (i) the acquisition (by means of purchase, merger or otherwise) by any person or any two or more persons acting as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of such securities of beneficial ownership of fifty-one percent (51%) or more of the sum of the amount of the shares of Company common stock (the "Shares") then outstanding, plus any Shares which may be issued pursuant to the conversion or exercise of all outstanding options, rights or warrants; or (ii) the sale of all or substantially all of the assets of the Company. Notwithstanding anything to the contrary, for purposes of this Section, a person shall not be deemed to have made an acquisition of beneficial ownership of Shares if such person: (a) acquires beneficial ownership of such Shares directly from the Company; (b) assumes beneficial ownership of more than the permitted percentage of Shares solely as a result of the acquisition of beneficial ownership of Shares by the Company which, by reducing the proportional beneficial ownership of Shares by other security holders, increases the proportional beneficial ownership of Shares by such person; or (c) is (1) the Company or any corporation or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity") or is owned directly or indirectly by the stockholders of the Company in the same proportion as their beneficial ownership of Shares or (2) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity.


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

            (j) For purposes of clarity and notwithstanding the foregoing provisions of this Section 7, the termination of the Employment Term of this Agreement in accordance with ordinary termination of this Agreement without renewal shall not be deemed to be a termination which requires any supplemental payments, compensation, consideration or remuneration of any nature to be paid to the Executive as a function of such termination.

            8. Disability; Death.

            (a) If, prior to the expiration of the Employment Period, the Executive shall be unable to perform his duties hereunder by reason of physical or mental disability for at least thirty (30) consecutive calendar days, the Company shall have the right to terminate this Agreement and the remainder of the Employment Period by giving written notice to the Executive to that effect. Immediately upon the giving of such notice, the Employment Period shall terminate.

            (b) Upon termination of this Agreement pursuant to Section 8(a), the Executive shall (i) be paid his Base Salary and bonus (if any) through the effective date of such termination. All other compensation and benefits provided for in Section 3 of this Agreement shall cease upon termination pursuant to
Section 8(a).

            (c) In the event of a dispute as to whether the Executive is disabled within the meaning of Section 8(a), either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the requesting party.

            (d) If, prior to the expiration of the Employment Period or the termination of this Agreement, the Executive shall die, the Executive's estate shall be paid his Base Salary and a pro rated portion of his bonus (if any) and other compensation or expense allowance then due. Any bonus payable pursuant to this Section 8(c) shall be payable on the first bonus payment date following such termination. Except as otherwise provided in this Section 8(d), upon the death of the Executive, the Employment Period shall terminate without further notice and the Company shall have no further obligations hereunder, including, without limitation, obligations with respect to compensation, expense allowance and benefits provided for in Section 3 of this Agreement, other than as set forth in the immediately preceding sentence.

            (e) Any termination under this Section 8 is subject to the provisions of Section 18 hereof.

            9. No Conflicts. The Executive has represented and hereby represents to the Company and its affiliates that the execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Executive is a party or of which the Executive is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney's fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist.


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

            For purposes of this Agreement, "affiliate" shall include any person or entity directly or indirectly controlled by or controlling the Company.

            10. Non-competition. Except as authorized by the Board of Directors, during the Engagement Period Executive will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) directly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity for any business which is directly and geographically competitive within a 25 mile radius of any business carried on or planned to be carried on by the Company or any of its subsidiaries or affiliates.

            11. Non-Solicitation. During the Restricted Period, the Executive, directly or indirectly, whether for his account or for the account of any other individual or entity, shall not solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were either customers of the Company during the time the Executive was employed by the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination or expiration of this Agreement, as the case may be. The Executive further agrees that during the Restricted Period, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the time the Executive was employed by the Company, to terminate his or her employment relationship with the Company or to become employed by the Executive or any individual or entity by which the Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or its affiliates.

            12. Enforcement. The Executive agrees that any breach of the provisions of Sections 4, 5, 6, 10 and 11 hereof would cause substantial and irreparable harm, not readily ascertainable or compensable in terms of money, to the Company for which remedies at law would be inadequate and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to temporary, preliminary and other injunctive relief in the event the Executive violates or threatens to violate the provisions of Sections 4, 5, 6, 10 or 11 hereof, as well as damages, including, without limitation consequential damages, and an equitable accounting of all earnings, profits and benefits arising from such violation, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.


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

            13. Determinations by the Company. All determinations and calculations with respect to this Agreement shall be made by the Board or any committee thereof to which the Board has delegated such authority in accordance with applicable law, the certificate of incorporation and by-laws of the Company, in its sole discretion, and shall be final, conclusive and binding on all persons, including the Executive and the personal representative of his estate.

            14. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon (i) the Company, its successors and assigns, and any company with which the Company may merge or consolidate or to which the Company may sell substantially all of its assets, and (ii) Executive and his executors, administrators, heirs and legal representatives. Since the Executive's services are personal and unique in nature, the Executive may not transfer, sell or otherwise assign his rights, obligations or benefits under this Agreement.

            15. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and personally delivered, mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail, delivered by a reputable overnight delivery service or sent by facsimile. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of record then on file with the Company; and properly addressed to the Company if addressed to:

                         MANCHESTER INC.
                         100 Crescent Court, 7th Floor
                         Dallas, Texas 75201
                         Attention:  Board of Directors

                                    with a copy to:

                                    Wuersch & Gering LLP
                                    100 Wall Street, 21st Floor
                                    New York, New York 10005
                                    Telephone:  212-509-5050
                                    Telecopier:  212-509-9559
                                    Attention:  Travis L. Gering, Esq.

            16. Severability. It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in this Agreement to be reasonable and necessary for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, if a final judicial determination is made by a court having jurisdiction that any restriction contained in this Agreement is invalid, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Agreement or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Agreement shall in no respect limit or otherwise affect the Executive's obligations under other agreements with the Company.


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

            17.  Counterparts.   This  Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

            18. Effects of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to Section 7 or
Section 8 or expires by its terms, the provisions of Sections 4, 5, 6, 10, 11, 12, 13, 14, 15, 16, 19, 20 and this Section 18 shall continue in full force and effect.

            19. Miscellaneous. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement cannot be modified, altered or amended except by a writing signed by all the parties. No waiver by either party of any provision or condition of this Agreement at any time shall be deemed a waiver of such provision or condition at any prior or subsequent time or of any other provision or condition at the same or any prior or subsequent time.

            20. Governing Law; Arbitration.

            (a) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

            (b) The parties hereto agree to submit to arbitration any and all matters in dispute or in controversy among them concerning the terms and provisions of this Agreement. All such disputes and controversies shall be determined and adjudged by the decision of an arbitrator (hereinafter sometimes called the "Arbitrator") selected by mutual agreement of the parties hereto or if the parties hereto fail to reach agreement on the Arbitrator within ten days after a party has notified the other of its interest to submit a matter to arbitration, the Arbitrator shall be selected by the American Arbitration Association upon application made to it for such purpose by the parties. Arbitration shall take place in Dallas, Texas or such other place as the parties hereto may agree in writing. The Arbitrator shall reach and render a decision in writing with respect to the amount, if any, of payment respecting the disputed matter. The arbitration proceedings shall be held in accordance with the applicable rules of the American Arbitration Association. Any award rendered shall be final and conclusive upon the parties and adjudgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The fees and expenses of the Arbitrator and the respective fees and expenses of the parties hereto in connection with any such arbitration (including, without limitation, reasonable fees and expenses of legal counsel and consultants) shall be paid by the party against whom a decision by the Arbitrator is rendered.

            IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                          /s/ Lawrence A. Taylor
                          ----------------------------------------------------
                          LAWRENCE A. TAYLOR



                          MANCHESTER INC.


                             By:  Richard Gaines
                                  --------------------------------------------
                                  Name: Richard Gaines
                                  Title:   Corporate Secretary and Director

                                                                       Exhibit A

                           [Option Agreement Attached]